                                  Exhibit 10(a)

                               SECOND AMENDMENT TO
                      THE NEWHALL LAND AND FARMING COMPANY
                             1995 OPTION/AWARD PLAN


         This Second Amendment to The Newhall Land and Farming Company 1995 Option/Award Plan (the "Plan") is adopted as of July 15, 1998.

         Paragraph 3.3 of the Plan, which previously read as follows:

         "3.3     NO DISCRETION

         No person will have any discretion to select which Independent Directors will be granted depositary units or to determine the number of depositary units to be granted to Independent Directors under this Article Three; provided, however, that nothing in this Plan will be construed to prevent an Independent Director from declining to receive depositary units under this Plan."

         Is hereby deleted in its entirety and replaced with the following:

         "3.3     OPTION FEE PROGRAM

                  A. Eligibility. Each Independent Director shall be eligible to receive, in lieu of receiving all or any portion of the annual retainer fee otherwise payable to such individual, non-statutory options with terms and conditions substantially similar to those set forth in Paragraph 3.1 D and Paragraph 3.1 E of this Plan.

                  B. Election. The election to receive options in lieu of all or any portion of the Independent Director's annual retainer fee otherwise payable to the Independent Director in cash under the Option Fee Program must be made, (i) with respect to any remaining portion of the annual retainer fee payable in 1998, within 30 days following approval of this Paragraph 3.3 of the Plan by the Board, and (ii) with respect to any calendar year after 1998, before the start of the calendar year for which the election is to be effective. The election must be made on the form provided by the Committee and must specify the percentage or dollar amount of his or her annual retainer fee to be applied to the Option Fee Program. The election, once filed, shall be irrevocable. The Independent Director may file a standing election to be in effect for two (2) or more consecutive calendar years or to remain in effect indefinitely until revoked by written notice filed with the Committee at least six (6) months prior to the start of the first calendar year for which such standing election is no longer to remain in effect.

                  C. Option Issuance. On the first trading day of each calendar quarter during the year for which the election to receive options is effective, an option shall be issued to such Independent Director to purchase a number of depositary units equal to (i) one-quarter (1/4), times (ii) the amount of annual retainer fee for such year which the Independent Director elects to receive in the form of options, divided by (iii) the "Black-Scholes Value" as of such date; provided, however, the foregoing formula shall be appropriately adjusted in the case of any election to receive options in lieu of the quarterly retainer fee due on October 1, 1998. The "Black-Scholes Value" shall be an amount, as of any date, equal to the estimated value of an option to purchase one depositary unit with an exercise price equal to the Fair Market Value of a depositary unit as of such date and a term of ten years, determined using the Black-Scholes option pricing formula in a manner consistent with the methodology employed in the Partnership's annual report to partners. The exercise price per depositary unit of such option shall be equal to the Fair Market Value of one depositary unit on the date of grant."

         IN WITNESS WHEREOF, The Newhall Land and Farming Company (a California Limited Partnership) has adopted this Second Amendment to The Newhall Land and Farming Company 1995 Options/Award Plan.

                  THE NEWHALL LAND AND FARMING COMPANY
                  (A CALIFORNIA LIMITED PARTNERSHIP)

                  By: Newhall Management Limited Partnership, Managing General Partner

                  By:      Newhall Management Corporation,
                           Managing General Partner


                  By:      /S/ Thomas H. Almas
                           ---------------------------------------
                           Name:  Thomas H. Almas
                           Title:   Secretary